Exhibit 99.1

22nd Century Group CEO to Step Down

July 26, 2019

WILLIAMSVILLE, N.Y. -- 22nd Century Group, Inc. (NYSE American: XXII), a plant biotechnology company that is a leader in tobacco harm reduction, Very Low Nicotine Content (VLNC) tobacco, and hemp/cannabis plant research, announced today that President and Chief Executive Officer Henry Sicignano III has resigned for personal reasons, effective July 26, 2019; Mr. Sicignano will continue to serve the Company, on a consultancy basis, for the next several years.

“The Board is thankful for Henry’s years of service and leadership, and we wish him and his family the very best,” said James W. Cornell, Director & Chairman of the Board of 22nd Century Group. “He has made tremendous contributions to our Company, and we are grateful that we can retain his deep expertise and knowledge on a consulting basis for the next several years as the Company moves into what we believe is an exciting phase of growth.”

“It has been an enormous privilege to lead 22nd Century through a period of profound change. I am proud to have worked with such a talented team that has made important and growing contributions to improving public health. I look forward to continuing to support the Company’s efforts, in a consultative capacity, as 22nd Century works to realize the promise that our Very Low Nicotine technology represents,” said Mr. Sicignano.

Mr. Cornell added, “22nd Century is in a strong position. We recently submitted a Pre-Market Tobacco Application (PMTA) and Modified Risk Tobacco Product Application (MRTP) with the U.S. Food and Drug Administration (FDA) seeking authorization to commercialize our proprietary VLNC cigarettes. We are also making great strides to become a leader in hemp/cannabis. We believe that the future of our Company is bright and that we are well-positioned to deliver significant value for our shareholders.”

Michael Zercher, 22nd Century’s Chief Operating Officer, will oversee the Company’s operations as the Board of Directors conducts a search for Mr. Sicignano’s successor. Mr. Cornell remarked, “Mr. Zercher is a proven and seasoned executive who has a long history of valuable contributions to our organization. We are confident the Company is in strong hands while we conduct a search for a new CEO.”

About 22nd Century Group, Inc.

22nd Century is a plant biotechnology company focused on technology which allows it to decrease the level of nicotine in tobacco plants and modify the levels of cannabinoids in hemp/cannabis plants through genetic engineering and plant breeding. The Company’s primary mission in tobacco is to reduce the harm caused by smoking. The Company’s primary mission in hemp/cannabis is to develop proprietary hemp strains for important new medicines and agricultural crops.

Visit www.xxiicentury.com and www.botanicalgenetics.com for more information.

Cautionary Note Regarding Forward-Looking Statements: This press release contains forward-looking information, including all statements that are not statements of historical fact regarding the intent, belief or current expectations of 22nd Century Group, Inc., its directors or its officers with respect to the contents of this press release, including but not limited to our future revenue expectations. The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances, or to reflect the occurrence of unanticipated events. You should carefully review and consider the various disclosures made by us in our annual report on Form 10-K for the fiscal year ended December 31, 2018, filed on March 6, 2019, including the section entitled “Risk Factors,” and our other reports filed with the U.S. Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

View source version on businesswire.com:

22nd Century Group
James Vail, Director of Communications
716-270-1523
jvail@xxiicentury.com

Source: 22nd Century Group, Inc.